                                                                    EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is made this __ day of _____, 1998, by and between Evans & Sutherland Computer Corporation, a Utah corporation (the "COMPANY"), and Jeffrey W. Dunn (the "EXECUTIVE").

                                R E C I T A L S

     WHEREAS, the Executive was employed by AccelGraphics, Inc.
("AccelGraphics"); and

     WHEREAS, the Company, has acquired all of the issued and outstanding stock of AccelGraphics pursuant to that certain Agreement and Plan of Merger dated April 22, 1998; and

     WHEREAS, the Board of Directors of the Company (the "BOARD") desires to provide for the employment of the Executive with the Company in such capacity as it may from time to time determine;

     WHEREAS, the Executive is willing to commit himself to serve the Company, on the terms and conditions herein provided; and

     WHEREAS, in order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below;

                               A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

     1.   EMPLOYMENT.

     The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

     2.   TERM.

     The term of this Agreement shall commence on the date hereof and end on December 31, 1999.

     3.   POSITION AND DUTIES.

     The Executive shall serve initially as Vice President and General Manager, Western Operations of the Company and shall have such responsibilities and authority as may from time to time be assigned to the Executive by the Board or the Chief Executive Officer of the Company. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company as directed by the Board or Chief Executive Officer of the Company.

     4.   PLACE OF PERFORMANCE.

     In connection with the Executive's employment by the Company, the Executive shall be based at the offices of the Company in Milpitas, California except for required travel on the Company's business.

     5.   COMPENSATION AND RELATED MATTERS.

     The Executive shall receive the following consideration and benefits while employed by the Company:

          (a)  Salary.  During the period of the Executive's employment
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     hereunder, the Company shall pay to the Executive a salary at a rate of
     $210,000 per annum according to the Company's usual pay practices. This salary may be increased from time to time in accordance with normal business practices of the Company and, if so increased, shall not thereafter during the term of this Agreement be decreased;

          (b)  ESIP.  Executive shall be entitled to participate in the Evans &
               ----
     Sutherland Incentive Program ("ESIP"), with an ESIP target of $63,000 of Executive's base compensation (less any of such amount which shall have been paid by AccelGraphics, Inc. prior to the Effective Time of the Merger), upon achieving the specified management revenue and profit criteria set forth on Exhibit A attached hereto. As an additional
                           ---------
     incentive bonus, the Executive shall receive (i) $60,000 for the fiscal year ended December 31, 1998 upon achieving specified revenue goals pursuant to certain management scenario projections; (ii) $90,000 for the fiscal year ended December 31, 1998 upon achieving specified operating profit goals pursuant to certain management scenario projections; (iii) $100,000 for the fiscal year ended December 31, 1999 upon achieving specified revenue goals pursuant to certain management scenario projections; and (iv) $150,000 for the fiscal year ended December 31, 1999 upon achieving the specified management revenue and profit criteria set forth on Exhibit A attached hereto. Attached as Exhibit B hereto is a
              ---------                               ---------
     description of the ESIP which sets forth the manner in which additional compensation beyond that described above may be earned.

          (c)  SERP.  The Executive shall be entitled to participate in the
               ----
     Company's Supplemental Executive Retirement Plan;

          (d)  Expenses.  The Executive shall be entitled to receive prompt
               --------
     reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses to travel and living expense while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures presently established by the Company;

          (e)  Other Benefits.  The Company shall provide Executive with all
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     other benefits normally provided to an employee of the Company similarly situated to Executive, including being added as a named officer on the Company's existing directors' and officers' liability insurance policy;

          (f)  Vacations.  The Executive shall be entitled to the number of
               ---------
     vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation plan, but in no event less than fifteen (15) days. The Executive shall also be entitled to all paid holidays given by the Company to its executives; and

          (g)  Services Furnished.  The Company shall furnish the Executive with
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     office space, and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in paragraph 3 hereof.

     6.   OFFICES.

     The Executive agrees to serve without additional compensation, if elected or appointed thereto, in one or more executive offices of the Company, or any affiliate thereof, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided in the Company's Bylaws.

     7.   TERMINATION.

          (a)  Definitions.  For purposes of this Agreement, the following terms
               -----------
     shall have the meanings assigned below:

               (i) "Cause" shall mean (i) gross negligence or willful misconduct in the performance of the Executive's duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries, (ii) repeated unexplained or unjustified absence from the Company, (iii) a material and willful violation of any federal or state law, (iv)commission of any act of fraud with respect to the Company, or (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board of Directors of the Company.

               (ii) A termination by the Executive for "Just Cause' shall mean a termination by the Executive of his employment with the Company following (i) a material reduction or change in job duties, responsibilities and requirements inconsistent with the Executive's position with the Company, or (ii) a breach by the Company of the terms and conditions of this Agreement, including by way of example paragraphs 4 and 5(a).

          (b)  Termination By The Company.  The Executive's employment hereunder
               --------------------------
     may be terminated without any breach of this Agreement under the following circumstances:

               (i)   Death.  The Executive's employment hereunder shall
                     -----
          terminate upon his death.

               (ii)  Disability.  If, as a result of the Executive's incapacity
                     ----------
          due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of three (3) consecutive months, and within thirty (30) days after Notice of Termination (as hereinafter defined) is given (which may occur before or after the end of such three-month period) shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

               (iii) Cause.  For Cause.
                     -----

          (c)  Termination by the Executive.  The Executive may terminate his
               ----------------------------
     employment hereunder at any time by providing ninety (90) days prior written notice of termination.

          (d)  Notice of Termination.  "Notice of Termination" shall mean a
               ---------------------
     notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection 7(b)(i) above) shall be communicated by written Notice of Termination to the other party hereto.

     8.  COMPENSATION UPON TERMINATION OR DURING DISABILITY.

          (a)  Disability Insurance.  The Company has no liability in the event
               --------------------
     of termination because of disability. Rather, Executive's sole remedy and claim shall be under any applicable disability insurance policy.

          (b)  Other Termination.
               -----------------

               (i) If the Company shall terminate the Executive's employment other than pursuant to paragraph 7(b)(ii) disability or 7(b)(iii) cause during the term hereof, or the Executive shall terminate his employment with the Company for Just Cause, the Company shall pay the Executive his full salary though the Date of Termination at the rate in effect at the time Notice of Termination is given, shall pay any applicable MIP compensation pro rated for that year only through the time of termination, and shall pay to Executive in a lump sum an amount equal to one year's base salary in effect at the time of termination.

               (ii) If the Executive shall voluntarily terminate his employment, and the Company is not in breach hereunder, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, shall have no obligation to pay any MIP payment, and the Company shall have no further obligations to the Executive under this Agreement.

          (c)  Termination By Executive For Ill Health.  If the Executive shall
               ----------------------------------------
     terminate his employment under paragraph 7(c) hereof for reasons of ill health, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall also pay any applicable MIP compensation pro rated for that year through the time of termination.

     9. NON-COMPETE. The Executive hereby agrees that during the term of this Agreement and for the period of one (1) year from the termination hereof, that the Executive will not:

          (a) Within any jurisdiction or marketing area in the United States, England, France, Germany or Japan, in which the Company or any subsidiary thereof is doing business, own, manage, operate or control any business of the type and character engaged in and competitive with the combined AccelGraphics-Desktop Graphics division of the Company or any subsidiary thereof. For purposes of this paragraph, ownership of securities of not in excess of five percent (5%) of any class of securities of a public company shall not be considered to be competition with the Company or any subsidiary thereof; or

          (b) Within any jurisdiction or marketing area in the United States, England, France, Germany or Japan, in which the Company or any subsidiary thereof is doing business, act as, or become employed as, an officer, director, employee, consultant or agent of any business of the type and character engaged in and competitive with the combined AccelGraphics-Desktop Graphics division of the Company or any of its subsidiaries; or

          (c) Solicit the employment of, or hire, any full time employee employed by the Company, or its subsidiaries, in its combined AccelGraphics-Desktop Graphics division at the time of such termination of employment by the Executive.

     10.  SUCCESSORS; BINDING AGREEMENT.

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession occurred. As used in this paragraph, "Company" shall mean the Company as aforesaid which executes and delivers the agreement provided for in this paragraph 10 or which otherwise becomes bound by all the terms and provisions of this paragraph by operation of law.

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement replaces the previously executed Key Employee Retention Agreement executed by the Executive and AccelGraphics, Inc. In connection with the foregoing, the Company and the Executive acknowledge and agree that any acceleration of vesting that would otherwise have occurred under such Key Employee Retention Agreement with respect to AccelGraphics, Inc. stock options held by the Executive at the time of the Merger shall continue to occur immediately prior to the consummation of the Merger notwithstanding such replacement and supersession, except for the vesting under any AccelGraphics, Inc. stock options granted to the Executive after April 21, 1998, which the parties agree shall not be accelerated by reason of the consummation of the Merger.

     11.  NOTICE.

     All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of delivery.

          To Executive:       Jeffrey W. Dunn
                              ___________________
                              ___________________


          To the Company:     Evans & Sutherland Computer Corporation
                              Attn:  Chief Executive Officer
                              600 Komas Drive
                              Salt Lake City, Utah 84108

     12.  MISCELLANEOUS.

     No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company's Chief Executive Officer or such other officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     13.  VALIDITY.

     The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     14.  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     15.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, conducted before a panel of three arbitrators, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The prevailing party in such arbitration shall be entitled to recover all expenses of such arbitration including fees and expenses of counsel, from the other party.

     16.  GOVERNING LAW.

     This Agreement shall be governed in all respects by the laws of the State of Utah as applied to agreements among Utah residents entered into and to be performed entirely within Utah, without regard to the conflict of law provisions thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                              EVANS & SUTHERLAND COMPUTER
                              CORPORATION


                              By:__________________________________
                              Name:_______________________________
                              Title:________________________________


                              EXECUTIVE


                              ____________________________________
                              Jeffrey W. Dunn